Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Christine King, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Standard Microsystems Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 25, 2012

/s/ Christine King
Christine King
President and Chief
Executive Officer (Principal Executive Officer)